UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM	8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 22, 2026

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Westwood Place,	Suite 400,	Brentwood,	Tennessee	37027
(Address of principal executive offices)				(Zip Code)

Registrant's telephone number, including area code	(615)	221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	BKD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 22, 2026, Jordan R. Asher's term as a member of the Board of Directors (the “Board”) of Brookdale Senior Living Inc. (the “Company”) expired at the Company’s 2026 annual meeting of stockholders held on June 22, 2026 (the “Annual Meeting”). As previously disclosed, Dr. Asher had provided notice to the Board that he would not be standing for re-election at the Annual Meeting. His decision to not stand for re-election to the Board was not due to any disagreement with the Company, the Board, or the management of the Company on any matter relating to the Company's operations, policies, or practices.

The information set forth in Item 7.01 of this report is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The Company held its Annual Meeting on June 22, 2026. Set forth below is information concerning each matter submitted to a vote at the Annual Meeting, including the final voting results. Each such matter is described in detail in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2026 (the “Proxy Statement”).

(b) Proposal 1: Stockholders elected Claudia N. Drayton, Mark Fioravanti, Victoria L. Freed, Joshua Hausman, Elizabeth B. Mace, Nikolas W. Stengle, Denise W. Warren, Lee S. Wielansky, and C. Christian Winkle as directors, each to hold office for a one-year term expiring at the 2027 annual meeting of stockholders. Each such nominee received a majority of the votes cast in his or her election. The following votes were taken in connection with the election of directors at the Annual Meeting:

Director Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Claudia N. Drayton	183,615,288	7,976,363	9,199	12,291,692
Mark Fioravanti	190,864,280	727,525	9,045	12,291,692
Victoria L. Freed	188,646,454	2,945,736	8,660	12,291,692
Joshua Hausman	190,178,734	1,382,125	39,991	12,291,692
Elizabeth B. Mace	190,262,824	896,799	441,227	12,291,692
Nikolas W. Stengle	190,915,539	676,350	8,961	12,291,692
Denise W. Warren	188,194,936	3,395,669	10,245	12,291,692
Lee S. Wielansky	188,249,513	3,321,152	30,185	12,291,692
C. Christian Winkle	190,890,820	655,015	55,015	12,291,692

Proposal 2: Stockholders approved, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed in the Proxy Statement. The following votes were taken in connection with the proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
185,229,055	5,611,078	760,717	12,291,692

Proposal 3: Stockholders approved the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2026. The following votes were taken in connection with the proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
200,410,558	3,466,287	15,697	—

Item 7.01 Regulation FD Disclosure.

As part of ordinary course succession planning, Denise W. Warren stepped down as Non-Executive Chairman of the Board of the Company, and the Board appointed Mark Fioravanti as the Non-Executive Chairman of the Board, each effective immediately following the conclusion of the Annual Meeting. Ms. Warren will continue serving as an independent director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	June 24, 2026	By:	/s/ Chad C. White
		Name:	Chad C. White
		Title:	Executive Vice President, General Counsel and Secretary